UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2021

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement

On September 17, 2021 (the “Closing Date”), Phathom Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc., in its capacity as administrative agent and collateral agent and as a lender (in such capacity, the “Agent” or “Hercules”) and the other financial institutions that from time to time become parties to the Loan Agreement as lenders (collectively, the “Lenders”).

Amount. The Loan Agreement provides for term loans in an aggregate principal amount of up to $200.0 million (the “Term Loan”) under multiple tranches. The tranches consist of (i) a first tranche consisting of term loans in an aggregate principal amount of $100.0 million, all of which was funded to the Company on the Closing Date (the “First Advance”), (ii) a second tranche consisting of up to an additional $50.0 million, which will become available to the Company upon achievement of the protocol-specified primary efficacy endpoints in the Company’s Phase 3 trial studying vonoprazan for the healing and maintenance of healing of erosive esophagitis with acceptable safety data, such that the results support the submission of a New Drug Application or supplemental New Drug Application without the need to conduct another Phase 3 study and will be available, if specified conditions are met, through December 15, 2022, (iii) a third tranche consisting of an additional $25.0 million, which will become available to Phathom upon the achievement of (a) FDA approval of Phathom’s New Drug Application for vonoprazan and amoxicillin, or its New Drug Application for vonoprazan, amoxicillin and clarithromycin, in each case for an indication relating to the treatment of H. pylori with an approved indication on the claim that is generally consistent with that sought in Phathom’s New Drug Application submission; and (b) filing of Phathom’s New Drug Application or supplemental New Drug Application for vonoprazan for indications relating to the healing and maintenance of healing of erosive esophagitis (milestones (a) and (b), together, the “Second Performance Milestone”), and will be available, if specified conditions are met, through September 30, 2023, and (iv) a fourth tranche consisting of up to an additional $25.0 million, which will be available, if specified conditions are met, through March 31, 2024, upon achievement of the same conditions required for availability of the third tranche. The Company intends to use the proceeds of the Term Loan advances for working capital and general corporate purposes. In addition, approximately $54 million of the proceeds from the First Advance was used to satisfy in full and retire the Company’s indebtedness under its previously outstanding credit facility with Silicon Valley Bank (the “SVB Term Loan”).

Interest Rate and Repayment. The Term Loan will mature on October 1, 2026 (the “Maturity Date”). The Term Loan bears (i) cash interest at a variable annual rate equal to the greater of (a) 5.50% and (b) the Prime Rate (as reported in the Wall Street Journal) plus 2.25% (the “Interest Rate”) and (ii) payment-in-kind interest at a per annum rate of interest equal to 3.35%. Phathom may make payments of interest only through October 1, 2024, which may be extended to October 1, 2025, upon the achievement of the Second Performance Milestone prior to September 30, 2024 and the condition that no default or event of default exists, and which is further extendable to October 1, 2026, subject to FDA approval of Phathom’s New Drug Application (or supplemental New Drug Application) for vonoprazan for an indication relating to the healing and maintenance of healing of erosive esophagitis with an approved indication on the label that is generally consistent with that sought in Phathom’s New Drug Application submission (or supplemental New Drug Application submission) (the “Third Performance Milestone”) prior to September 30, 2025 and no default or event of default exists (the “interest-only period”). After the interest-only period, the principal balance and related interest will be required to be repaid in equal monthly installments and continuing until the Maturity Date.

Covenants, Representations and Warranties; Other Provisions. The Loan Agreement contains customary closing fees, prepayment fees and provisions, events of default, and representations, warranties and covenants, including a financial covenant requiring Phathom to maintain certain levels of cash subject to a control agreement in favor of the Agent (minus accounts payable not paid within 120 days of invoice) (“Qualified Cash”), and commencing on May 15, 2023, trailing three-month net product revenue from the sale of vonoprazan and products containing vonoprazan. The revenue covenant will be waived at any time in which Phathom maintains Qualified Cash equal to at least 60.0% (prior to the Third Performance Milestone), and 35% (following the Third Performance Milestone) of the total outstanding Term Loan principal amount, or Phathom’s market capitalization is at least $900.0 million.

Security. As collateral for the obligations, the Company has granted to Hercules a senior security interest in all of Company’s right, title, and interest in, to and under substantially all of Company’s property, inclusive of intellectual property.

The foregoing description of the terms of the Loan Agreement are not complete and are qualified in their entirety by reference to the full text of the Loan Agreement, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Warrant

In connection with the entry into the Loan Agreement, the Company issued to Hercules a warrant (the “Warrant”) to purchase a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) equal to 2.5% of the aggregate amount of the Term Loan advances that are funded, as such amounts are funded. On the Closing Date, the Company issued a Warrant for 74,783 shares of Common Stock. The Warrant will be exercisable for a period of seven years from the date of issuance at a per-share exercise price equal to $33.43, which was the closing price of the Company’s Common Stock on September 16, 2021.

The issuance of the Warrant by the Company to Hercules was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Warrant is not complete and is qualified in its entirety by reference to the full text of the Warrant, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 1.02 Termination of a Material Definitive Agreement

The information provided in Item 1.01 of this Current Report on Form 8-K regarding termination of the SVB Term Loan is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrant is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: September 20, 2021	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary